UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	June 29, 2011 (June 23, 2011)

11 GOOD ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-54132	26-0299315
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

4450 Belden Village Street N.W., Suite 800 Canton, OH		44718
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code	(303) 492-3835

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 23, 2011, Dennis A. Nash resigned from the Company's Board of Directors for the reasons set forth in Item 8.01.

Item 8.01 Other Events

Dennis A. Nash is the Chief Executive Officer and Chairman of Kenan Advantage Group. The Kenan Advantage Group is North America’s largest transporter of liquid fuels and chemicals by truck, responsible for transporting over 25 billion gallons of liquid fuels and chemicals. The Kenan Advantage Group has recently placed orders to purchase G2 Diesel from the Company for use in their fleet of trucks. Mr. Nash believes that his positions with Kenan Advantage Group generate possible conflicts of interest regarding current and future G2 Diesel purchase orders from the Company and that his resignation from the Company's Board of Directors was to eliminate these possible conflicts of interest.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

11 GOOD ENERGY, INC. a Delaware corporation

June 29, 2011	By: /s/ Frederick C. Berndt
Frederick C. Berndt, Principal Executive Officer